Exhibit 1

                 Agreement to File One Statement on Schedule 13D

     Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, as amended, the undersigned agree that the Schedule 13D to which this Exhibit 1 is attached is filed on behalf of each of the undersigned.


                                HENG FUNG HOLDINGS COMPANY LIMITED
                                a Hong Kong corporation

Date:  November 12, 1998
                                By: /s/ Fai H. Chan
                                    -------------------------------------------
                                    Fai H. Chan, Chairman and Managing Director


                                /s/ Fai H. Chan
                                -----------------------------------------------
                                Fai H. Chan, individually


                                HENG FUNG CAPITAL [S] PRIVATE LIMITED
                                a Singaporean corporation


                                By: /s/ Fai H. Chan
                                    -------------------------------------------
                                    Fai H. Chan, Chairman and Managing Director


                                HENG FUNG FINANCE COMPANY LIMITED
                                a Hong Kong corporation


                                By:  /s/ Fai H. Chan
                                    -------------------------------------------
                                    Fai H. Chan, Chairman and Managing Director